Exhibit 3.3

Microfilm Number	_____________________________	Filed with the Department of State on December 21, 1995

Entry Number	2670948	/s/ Yvette Kane
		Secretary of the Commonwealth

ARTICLES OF INCORPORATION - FOR PROFIT

DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)

Indicate type of domestic corporation (check one):

☒	Business-stock (15 Pa. C.S. § 1306)	☐	Management (15 Pa.C.S. § 2702)

☐	Business-nonstock (15 Pa.C.S. § 2102)	☐	Professional (15 PaC.S. § 2903)

☐	Business-statutory close (15 Pa.C.S. § 2303)	☐	Cooperative (15 Pa.C.S. § 7102A)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.	The name of the corporation is CitiSteel PA, Inc.

2.	The (a) address of the corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)

Number and Street City State Zip County

	(b)	c/o:	CT CORPORATION SYSTEM Philadelphia
Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized is: 100 (other provisions, if any, attach 8 1/2 x 11 sheet)

5.	The name and address, including street and number, if any, of each incorporator is:

Name	Address

Sylvia J. Queppet	1209 Orange Street, Wilmington, Delaware 19801

_____________________________	___________________________________________

6.	The specific effective date, if any, is _______________________________________________________________________
month day year hour, if any

7.	Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8.	Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.).

9.	Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is ___________________________________________________________________________

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 20th day of December, 1995.

/s/ Sylvia J. Queppet
(Signature)	(Signature)